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Exhibit 5.1
August 10, 2022

Lightning eMotors, Inc.
815 14th Street SW, Suite A100
Loveland, Colorado 80537

Ladies and Gentlemen:

We have acted as securities counsel for Lightning eMotors, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the potential issuance and sale by the Company from time to time of up to $250 million aggregate amount of any of the following: (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”); (iii) depositary shares of the Company (the “Depositary Shares”); (iv) debt securities of the Company (the “Debt Securities”); (v) warrants of the Company to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and (vi) units consisting of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants or any combination of the foregoing (the “Units”). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants and the Units are referred to herein collectively as the “Securities.” The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material in connection with the Company’s specific proposed offering of any of such Securities (each, a “Prospectus Supplement”).
As counsel to the Company, we have examined the Second Amended and Restated Certificate of Incorporation of the Company (the “Charter”), the Amended and Restated Bylaws of the Company, the Registration Statement and exhibits thereto, the Form of Indenture between the Company and Wilmington Trust, National Association, as trustee, filed as Exhibit 4.3 to the Registration Statement (the “Indenture”) and such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. In our examination, we have assumed (i) the genuineness of all manual and electronic signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and (ii) all Securities will be sold in compliance with applicable securities laws and in the manner stated in the Registration Statement.
In our examination of the above-referenced documents, we have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) a definitive purchase, underwriting, placement, dealer or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any Securities issuable upon conversion, exchange or exercise of any security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Charter and not otherwise reserved for issuance; and (vii) the deposit agreement, to be entered into between the Company and the

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

August 10, 2022

depositary named therein (the “Depositary”) and from which the Depositary Shares will be issued (the “Depositary Agreement”), will be duly authorized, executed and delivered by the parties thereto.
Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:
1.All requisite actions necessary to make the shares of Common Stock subsequently offered by the Company under the Registration Statement validly issued, fully paid and non-assessable shall have been taken when:
a.The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, has adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and
b.Such shares of Common Stock have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
2.All requisite actions necessary to make the shares of Preferred Stock subsequently offered by the Company under the Registration Statement validly issued, fully paid and non-assessable shall have been taken when:
c.The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, has adopted appropriate resolutions to establish the voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to such Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;
d.A Certificate of Amendment to the Company’s Charter with respect to any such established voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares have been filed with the State of Delaware in the form and manner required by law; and
e.Such shares of Preferred Stock have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
3.All requisite actions necessary to make the Depositary Shares subsequently offered by the Company under the Registration Statement valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity,

August 10, 2022

regardless of whether applied in a proceeding in equity or at law, shall have been taken when:
f.The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of the Depositary Shares and the shares of Preferred Stock or Common Stock underlying the Depositary Shares as applicable and as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to such Depositary Shares, and to authorize the issuance of the Depositary Shares and the underlying Preferred Stock or Common Stock, as applicable;
g.The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Depositary Agreement and such Depositary Agreement shall have been duly executed and delivered;
h.The Preferred Stock or Common Stock underlying the Depositary Shares, as applicable, shall have been duly issued and delivered to the Depositary;
i.The terms of such Depositary Shares and depositary receipts evidencing the Depositary Shares and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;
j.Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been duly executed, issued and delivered in accordance with the Depositary Agreement and their respective terms and provisions; and
k.Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
4.All requisite actions necessary to make the Debt Securities subsequently offered by the Company under the Registration Statement valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:
l.The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors,

August 10, 2022

has taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;
m.The terms of such Debt Securities and of their issuance and sale by the Company have been established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;
n.Such Debt Securities have been duly executed, authenticated and delivered in accordance with the terms and provisions of the Indenture; and
o.Such Debt Securities have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
5.All requisite actions necessary to make the Warrants and the Common Stock, Preferred Stock, Debt Securities or Units underlying such Warrants subsequently offered by the Company under the Registration Statement will be valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:
p.The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants and the Common Stock, Preferred Stock, Debt Securities or Units underlying such Warrants;
q.The terms of such Warrants and of their issuance and sale by the Company have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;
r.Any such warrant agreements have been duly executed and delivered;
s.Such Warrants have been duly executed and delivered in accordance with the terms and provisions of any applicable warrant agreement; and
t.Such Warrants have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

August 10, 2022

6.All requisite action necessary to make any Units and the Common Stock, Preferred Stock, Debt Securities, Warrants or any combination comprising such Units valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:
u.The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Units and the documents evidencing and used in connection with the issuance and sale of the Units, and to authorize the issuance and sale of such Units and the Common Stock, Preferred Stock, Debt Securities, Warrants or any combination comprising such Units;
v.The terms of such Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;
w.Such Units shall have been duly executed and delivered in accordance with their respective terms and provisions; and
x.Such Units shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
Our opinion is limited to the laws of Delaware and federal laws of the United States of America to the extent referred to specifically herein, in each case as are, in our professional judgment, applicable to transactions of the type contemplated by the Registration Statement, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations. This opinion letter is rendered as of the date hereof, and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter or the opinion expressed herein, if, after the date of this opinion letter, facts and/or circumstances come to our attention, and/or changes in the law occur, which could affect such opinion.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to this law firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act or that we are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ FOLEY & LARDNER LLP